UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202
Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On June 24, 2009, the Company’s former independent accountants, Drakeford and Drakeford LLC (“Drakeford”) advised the company that it must refuse to stand for re-election as the Company’s independent certified public accountant and resigned.  The former independent accountant’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s report for the fiscal year ended December 31, 2008 did state that the Company’s inability to achieve sufficient collections in its revenue created a liquidity challenge that rises doubt about the Company’s ability to continue as a going concern.

During the Company’s last two fiscal years and through the date of dismissal, there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

The Company requested Drakeford to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Drakeford agrees with the statements in this 8-K. A copy of such letter is filed as exhibit 16.1 to this 8-K

On July 22, 2009, the Company engaged Micheal T. Studer CPA P.C. (“Studer”) as Company’s new independent accountants. At no time during the past two fiscal years or any subsequent period prior to the engagement did the Company consult with Studer, the newly engaged accountants, regarding any matter described in Item 304(a)(2)  of Regulation SK, including any issue related to Company’s financial statements or the type of audit opinion that might be rendered for the Company.  The change of independent accountants was approved by the Board of Directors of the Company

Item 9.01   Financial Statements and Exhibits

(c) Exhibits:

16.1 Letter from dated Drakeford and Drakeford LLC dated August 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2009

MIT HOLDING, INC.

By:	/s/ John Sabia
Name: John A. Sabia
Title: Controller